Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Robert F. Mangano	Joseph Castelluci, Esq.
	President and Chief Executive Officer	President & Chief Executive Officer
and General Counsel
	1ST Constitution Bancorp	Rumson-Fair Haven Bank & Trust
	(609) 655-4500	732-933-4445

1st CONSTITUTION BANCORP TO ACQUIRE RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

CRANBURY, N.J. – August 15, 2013 – The Boards of Directors of 1st Constitution Bancorp (Nasdaq:FCCY) (“1ST Constitution”), parent company of 1ST Constitution Bank, and Rumson-Fair Haven Bank and Trust Company (OTBB:RFHB) (“Rumson”) announced today that the companies have entered into a definitive agreement and plan of merger (the “Merger Agreement”), pursuant to which Rumson will be merged with and into 1ST Constitution Bank, with 1ST Constitution as the surviving bank holding company.

Under the terms of the Merger Agreement, shares of Rumson common stock will be exchanged in the aggregate for 60% cash and 40% 1ST Constitution common stock.  Each shareholder of Rumson will elect to receive 0.7772 of a share of 1ST Constitution common stock, or $7.50 per share in cash (or a combination of stock and cash) for each common share of Rumson common stock.  Based on the closing price of 1ST Constitution common stock on August 13, 2013, the transaction is valued at approximately $24.3 million.  The closing is anticipated to occur during the first quarter of 2014, subject to certain conditions, and is expected to be accretive to earnings per share of 1st Constitution in 2014.

Rumson, with $214 million in assets, $133 million in loans, and $185 million in deposits as of June 30, 2013, has five branch banking offices in Rumson, New Jersey and the surrounding area in Monmouth County.  Rumson’s demographic concentration will expand 1ST Constitution’s footprint into this attractive market in the center of the State.

The combined entity is expected to have approximately $1.0 billion in assets, $532 million in loans, $900 million in deposits, and 19 branch banking offices in Central New Jersey primarily in Mercer, Middlesex, Monmouth, and Somerset Counties upon completion of the proposed merger.

Robert F. Mangano, President and Chief Executive Officer of 1ST Constitution Bancorp, said, “We are delighted to combine with Rumson-Fair Haven Bank and Trust, expanding 1ST Constitution’s presence into Monmouth County in several very attractive markets.  As we integrate Rumson’s attractive retail network with 1ST Constitution’s wide array of banking products and services, we believe will be able to better serve our combined customer base and continue to build shareholder value.”

James G. Aaron, Chairman of the Board of Rumson-Fair Haven Bank and Trust, said “We are excited to become part of the 1ST Constitution organization and believe the combination created by our two companies, with complimentary business models, will enable us to better serve our customers.  This merger creates tremendous opportunities to build on the successes that each company has achieved in its own markets.  Merging with 1ST Constitution will also increase our ability to fund larger lending transactions in the market we serve.”

The merger has been approved by the board of directors of each company, and is subject to certain conditions, including regulatory approvals and approval by Rumson’s shareholders.

About 1st Constitution

1st Constitution Bancorp, through its primary subsidiary, 1st Constitution Bank, operates fourteen branch banking offices in Cranbury (2), Fort Lee, Hamilton, Hightstown, Hillsborough, Hopewell, Jamesburg, Lawrenceville, Perth Amboy, Plainsboro, Rocky Hill, West Windsor, and Princeton, New Jersey.  1st Constitution Bancorp is traded on the Nasdaq Global Market under the trading symbol “FCCY” and can be accessed through the Internet at www.1stconstitution.com.

About Rumson

Rumson is a New Jersey state-chartered bank with five offices: Rumson’s principal office is located at 20 Bingham Avenue, Rumson, New Jersey, with branches located at 636 River Road, Fair Haven, 500 Broad Street, Shrewsbury, 251 East Main Street, Oceanport and 511 Cookman Avenue, Asbury Park, New Jersey.  Please visit Rumson’s website at www.rfhbank.com for additional information.

Additional Information and Where to Find it

In connection with the proposed merger, 1st Constitution intends to file a registration statement which will include a proxy statement/prospectus with the Securities and Exchange Commission (the “Commission”).  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the registration statement (when available) and other documents filed by 1st Constitution with the Commission at the Commission’s website at www.sec.gov.  Copies of these documents may also be obtained from 1st Constitution (when available) by directing a request to Joseph M. Reardon, Senior Vice President and Treasurer, 1st Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Rumson. However, 1st Constitution, Rumson, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Rumson’s shareholders in respect of the proposed transaction.  Information regarding the directors and executive officers of 1st Constitution may be found in its definitive proxy statement relating to its 2013 Annual Meeting of Shareholders, which was filed with the Commission on April 11, 2013 and can be obtained free of charge from the Commission’s website at www.sec.gov or from 1st Constitution by directing a request to Joseph M. Reardon, Senior Vice President and Treasurer, 1st Constitution Bancorp, at 2650 Route 130 North, P.O. Box 634, Cranbury, New Jersey 08512, telephone (609) 655-4500. Information regarding the directors and executive officers of Rumson may be found in its proxy statement relating to its 2013 Annual Meeting of Shareholders, which can be obtained free of charge from Gayle Hoffman, Sr. Vice President and Chief Financial Officer, Rumson-Fair Haven Bank and Trust, at 20 Bingham Avenue, Rumson, New Jersey 07760, telephone (732) 933-4445. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward looking statements.  When used in this and in future press releases by 1st Constitution, in 1st Constitution’s filings with the Commission and in oral statements made with the approval of an authorized executive officer of  1st Constitution, the words or phrases “will,” “will likely result,” “could,” “anticipates,” “believes,” “continues,” “expects,” “plans,” “will continue,” “is anticipated,” “estimated,” “project” or “outlook” or similar expressions (including confirmations by an authorized executive officer of 1st Constitution of any such expressions made by a third party with respect to 1st Constitution) are intended to identify forward-looking statements.  1st Constitution wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected.

Factors that may cause actual results to differ from those results expressed or implied, include, but are not limited to, those listed under “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in 1st Constitution’s Annual Report on Form 10-K filed with the Commission on March 22, 2013, such as the overall economy and the interest rate environment; the ability of customers to repay their obligations; the adequacy of the allowance for loan losses; competition; significant changes in accounting, tax or regulatory practices and requirements; certain interest rate risks; risks associated with investments in mortgage-backed securities; and risks associated with speculative construction lending. Although management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.  Other factors that may cause actual results to differ from those contemplated by such forward-looking statements include, but are not limited to, the following: failure to obtain shareholder or regulatory approval for the proposed merger or to satisfy other conditions to the proposed merger on the proposed terms and within the proposed timeframe including, without limitation, the inability to realize expected cost savings and synergies from the proposed merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; and the inability to retain Rumson’s customers and employees; and an increase in the share price of 1st Constitution’s common stock from the date of the Merger Agreement until the closing of the proposed merger which, as a result of the fixed exchange ratio, will result in an increase in the cost of the proposed merger to 1st Constitution.  1st Constitution undertakes no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements, except as required by law.